Exhibit (d)(2)

RIGHTS CERTIFICATE #:    NUMBER OF RIGHTS THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED APRIL 21, 2026 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM EQ FUND SOLUTIONS, LLC , THE INFORMATION AGENT. Credit Suisse High Yield Credit Fund Formed under the laws of the State of Delaware TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE Evidencing Transferable Subscription Rights to Purchase Common Shares of Beneficial Interest of Credit Suisse High Yield Credit Fund Estimated Subscription Price: $1.75 per Share THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MAY 14, 2026, UNLESS EXTENDED BY THE COMPANY REGISTERED   OWNER: THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one Common Share of Credit Suisse High Yield Credit Fund (the “Fund”), a Delaware statutory trust, at an estimated subscription price of $1.75 per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Credit Suisse High Yield Credit Fund Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any Common Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”), any Rights holder who was a holder of record of Common Shares as of 5:00 P.M. Eastern time on April 21, 2026 (“Record Date Shareholders”) that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Additional Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the estimated subscription price for each Common Share in accordance with the “Instructions as to Use of Credit Suisse High Yield Credit Fund Subscription Rights Certificates” that accompany this Subscription Rights Certificate. This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Credit Suisse High Yield Credit Fund and the signatures of its duly authorized officers. Dated: April 21, 2026 Chief Executive Officer and President Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. If delivering by express mail, courier, or other expedited service: Equiniti Trust Company, LLC 1110 Centre Pointe Curve, Suite # 101 Mendota Heights, MN 55120 Attn: Onbase – Reorganization Depart. By mail: Equiniti Trust Company, LLC Operations Center Attn: Onbase – Reorganization Depart. 1110 Centre Pointe Curve, Suite # 101 Mendota Heights, MN 55120 PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Additional Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Additional Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Additional Subscription Privilege, as applicable. (a) EXERCISE OF BASIC SUBSCRIPTION RIGHT: FORM 3-DELIVERY TO DIFFERENT ADDRESS I apply for shares x $ 1.75 = $(no. of new shares) (estimated subscription price) (amount enclosed) (b) EXERCISE OF ADDITIONAL SUBSCRIPTION PRIVILEGE If you are a Record Date Shareholder and have exercised your Basic Subscription Right in full and wish to subscribe for additional Common Shares for which you are otherwise entitled to subscribe pursuant to your Additional Subscription Privilege: I apply for shares x $ 1.75 = $ (no. of new shares) (estimated subscription price) (amount enclosed) (c) Total Amount of Payment Enclosed = $ METHOD OF PAYMENT (CHECK ONE) ☐ Check or bank draft payable to “Equiniti Trust Company, LLC as Subscription Agent.” ☐ Wire transfer of immediately available funds directly to the account maintained by Equiniti Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021 or Swift Code: CHASUS33, Account # 530-354616 Equiniti Trust Company, LLC FBO Credit Suisse High Yield Credit Fund, with reference to the rights holder’s name. Please note that $1.75 is an estimated subscription price only. The subscription price will be determined as described in the Prospectus. FORM 2-TRANSFER TO DESIGNATED TRANSFEREE To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5. For value received of the subscription rights represented by this Subscription Rights Certificate are assigned to: Social Security # Signature(s): IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. If you wish for the Common Shares underlying your subscription rights, acertificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5. FORM 4-SIGNATURE TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. Signature(s): IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. FORM 5-SIGNATURE GUARANTEE This form must be completed if you have completed any portion of Forms 2 or 3. Signature Guaranteed: (Name of Bank or Firm) By: (Signature of Officer) IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15. FOR INSTRUCTIONS ON THE USE OF CREDIT SUISSE HIGH YIELD CREDIT FUND SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT EQ FUND SOLUTIONS, LLC, THE INFORMATION AGENT, AT (800)-859-8509